Exhibit 4.1

SEVENTH SUPPLEMENTAL INDENTURE

This Seventh Supplemental Indenture (this “Supplemental Indenture”), dated as of September 24, 2014, among SFX Entertainment, Inc., a Delaware corporation (the “Issuer”), the guarantors party hereto (the “Guarantors”) and U.S. Bank National Association, as Trustee (in such capacity, the “Trustee”) and as Collateral Agent (in such capacity, the “Collateral Agent”), supplements and amends the Indenture (as hereinafter defined).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee and the Collateral Agent an indenture (as amended, supplemented or modified from time to time, the “Indenture”), dated as of February 4, 2014, providing for the issuance of 9.625% Second Lien Senior Secured Notes due 2019, including $220,000,000 which were issued on the date of the Indenture (the “Initial Securities”);

WHEREAS, all things necessary to make the $75,000,000 aggregate principal amount of Additional Securities (the “New Securities”, together with the Initial Securities, the “Securities”) issued under this Supplemental Indenture as part of the same series as the Initial Securities, when executed by the Issuer and authenticated and delivered to the Trustee and issued upon the terms and subject to the conditions set forth herein and in the Indenture against payment therefor, the valid, binding and legal obligations of the Issuer and to make this Supplemental Indenture a valid, binding and legal agreement of the Issuer, have been done;

WHEREAS, this Supplemental Indenture, the Officers’ Certificate and the Opinion of Counsel described in Sections 9.05, 12.03 and 12.04 are being delivered pursuant to Sections 2.01, 2.03 and 9.01(9) of the Indenture; and

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Issuer and the Guarantors, and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE 1

AUTHORIZATION AND ISSUANCE OF NEW SECURITIES

1.1                               Authorization and Issuance of the New Securities.

(a)                                 The Issuer is entitled to issue the New Securities under this Supplemental Indenture, which will have identical terms as the Initial Securities, other than with respect to the date of issuance. The New Securities will constitute Additional Securities under the Indenture, and the Initial Securities and the New Securities will be treated as a single class of securities for all purposes under the Indenture and this Supplemental Indenture.  The New Securities will be Permitted Indebtedness under the Indenture.

ARTICLE 2

EXECUTION AND AUTHENTICATION OF NEW SECURITIES

2.1                               Execution and Authentication of the New Securities.

(a)                                 The Trustee will, upon receipt of one or more written authentication orders of the Issuer signed by an Officer, authenticate and deliver the New Securities under the Indenture and this Supplemental Indenture.

ARTICLE 3

MISCELLANEOUS

3.1                               Definitions.

All capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

3.2                               Effectiveness.

This Supplemental Indenture shall become effective and binding upon the execution and delivery by each of the parties hereto (the “Amendment Operative Time”).

3.3                               Effect of Supplemental Indenture.

From and after the Amendment Operative Time, the Indenture shall be amended and supplemented in accordance herewith.  Each reference in the Indenture to “this Indenture”, “hereunder”, “hereof”, or “herein” shall mean and be a reference to the Indenture as amended and supplemented by this Supplemental Indenture unless the context otherwise requires.  The Indenture and the Securities are in all respects ratified and confirmed and remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of the Indenture and this Supplemental Indenture shall be read together as though they constitute a single instrument, except that in the case of a conflict or inconsistency the provisions of this Supplemental Indenture shall control.

3.4                               Governing Law.

THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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3.5                               Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

3.6                               Counterparts.

The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

3.7                               Severability.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.8                               Successors.

All agreements of the Issuer or any Guarantor in this Supplemental Indenture shall bind their respective successors.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.  All agreements of the Collateral Agent in this Supplemental Indenture shall bind its successors.

3.9                               Headings.

The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

3.10                        Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Issuer.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUER:

SFX ENTERTAINMENT, INC., as Issuer

By:	/s/ Robert F.X. Sillerman
Name: Robert F.X. Sillerman
Title: Chief Executive Officer

[Signature Page to the Seventh Supplemental Indenture]

GUARANTORS:

430 ACQUISITION LLC
430R ACQUISITION LLC
BEATPORT JAPAN, LLC
BEATPORT, LLC
CORE PRODUCTIONS LLC
EZ FESTIVALS, LLC
FLAVORUS, INC.
ID&T/SFX MYSTERYLAND LLC
ID&T/SFX NORTH AMERICA LLC
ID&T/SFX Q-DANCE LLC
ID&T/SFX SENSATION LLC
ID&T/SFX TOMORROWWORLD LLC
LETMA ACQUISITION, LLC
MADE EVENT, LLC
MICHIGAN JJ HOLDINGS LLC
MICHIGAN JJ LLC
PITA I LLC
PITA III LLC
SFX/AB LIVE EVENT CANADA, INC.
SFX/AB LIVE EVENT LLC
SFX/AB LIVE INTERMEDIATE HOLDCO LLC
SFX ACQUISITION, LLC
SFX DEVELOPMENT LLC
SFX-DISCO INTERMEDIATE HOLDCO LLC
SFX-DISCO OPERATING LLC
SFX EDM HOLDINGS CORPORATION
SFXE IP LLC
SFX EX IP LLC
SFX EXPERIENCE, LLC
SFX-HUDSON LLC
SFX-IDT N.A. HOLDING II LLC
SFX-IDT N.A. HOLDING LLC
SFX INTERMEDIATE HOLDCO II LLC
SFX INTERNATIONAL, INC.
SFX IP LLC
SFX-LIC OPERATING LLC
SFX MADE IP LLC
SFX MANAGING MEMBER INC.
SFX MARKETING LLC
SFX NIGHTLIFE TELEVISION LLC
SFX-NIGHTLIFE OPERATING LLC
SFX-94 LLC
SFX-PERRYSCOPE LLC
SFX PLATFORM & SPONSORSHIP LLC
SFX-REACT OPERATING LLC
STEREOSONIC US IP LLC
SPRING AWAKENING, LLC
WORKTEAM ACQUISITION, LLC

By:	/s/ Richard Rosenstein
Name: Richard Rosenstein
Title: Chief Financial Officer

[Signature Page to the Seventh Supplemental Indenture]

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Linda E. Garcia
Name: Linda E. Garcia
Title: Vice President

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Linda E. Garcia
Name: Linda E. Garcia
Title: Vice President

[Signature Page to the Seventh Supplemental Indenture]